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                                                                      EXHIBIT 24

                         AMENDMENT TO AGENCY AGREEMENT

     THIS AGREEMENT is made this 1st day of February 1992, by and between ALLIED
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Group Insurance Marketing Company ("Agent"), Depositors Insurance Company
("DIC"), AMCO Insurance Company ("AMCO"), and ALLIED Property and Casualty Insurance Company ("APC").


                                  WITNESSETH:

     WHEREAS, Agency, DIC, and AMCO entered an Agency Agreement dated September 1, 1991 (the "Agreement"); and

     WHEREAS, the parties hereto desire to have APC become a party to the Agreement in the same capacity a DIC and AMCO presently are.

     NOW, THEREFORE, for the mutual promises exchanged and other good an valuable consideration, the parties hereto agree as follows:

     1. The definition of "Company" as used in the Agreement and all Addendums thereto shall hereby by expanded to include APC along with DIC and AMCO.

     Agreed to and effective as of the date set forth above.

AGENT                                          COMPANY

ALLIED Group Insurance                         Depositors Insurance Company
Marketing Company                              AMCO Insurance Company
                                               ALLIED Property and Casualty
                                               Insurance Company

By: /s/                                       By: /s/
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Its: General Manager                           Its: Vice President
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